UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2016

CELLULAR BIOMEDICINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36498	86-1032927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19925 Stevens Creek Blvd., Suite 100 Cupertino, California	95014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (408) 973-7884

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On September 9, 2016, Cellular Biomedicine Group, Inc. (the “Company”) completed its 2016 annual meeting of stockholders (the "Annual Meeting"). The number of shares of common stock entitled to vote at the Annual Meeting was 14,099,228 shares. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 8,951,382 shares. All matters submitted to a vote of the Company's stockholders at the Annual Meeting were approved, and Terry Belmont and Hansheng Zhou were elected “Class I” directors.

The following is a tabulation of the voting on the proposals presented at the Annual Meeting:

(i) To elect two (2) “Class I” directors, each of whom will be elected for a term of three years, or until the election and qualification of their successors.

Nominee	Shares Voted For	Shares Withheld
Terry Belmont	8,856,444	94,938
Hansheng Zhou	8,803,859	147,523

(ii) To ratify the appointment of BDO China Shu Lun Pan Certified Public Accountants LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

Shares Voted For	Shares Voted Against	Shares Abstaining
8,930,081	21,151	150

Item 7.01    Regulation FD Disclosure.

On September 9, 2016, Cellular Biomedicine Group, Inc. (the “Company”) issued a press release announcing the results of the Annual Meeting. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(d)            Exhibits

99.1           Press Release, dated September 9, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellular Biomedicine Group, Inc.

Date: September 9, 2016	By:	/s/ Bizuo (Tony) Liu
Bizuo (Tony) Liu
Chief Executive Officer